Exhibit 99.1
EPR Properties Announces Commitments for New Amended and Restated $1.0 billion Revolving Credit Facility
Repays $400.0 Million Term Loan Facility

Kansas City, MO. Sept. 23, 2021 – EPR Properties (NYSE: EPR) today announced that it has received commitments from its existing lenders for a new amended and restated $1.0 billion, four-year senior unsecured revolving credit facility. The new facility, which the Company expects will close in early fourth quarter, will replace the Company's existing $1.0 billion senior unsecured revolving credit facility and $400.0 million senior unsecured term loan facility. The Company currently expects the new facility to provide for an initial maximum principal amount of borrowing availability of $1.0 billion with an "accordion" feature under which the Company may increase the total maximum principal amount available by $1.0 billion, to a total of $2.0 billion, subject to lender consent. The Company also currently expects the new facility to have the same pricing terms and financial covenants as its existing facility (with improved valuation of certain asset types), as well as customary covenants and events of default. The Company expects that it will have two options to extend the maturity date of the new credit facility by an additional six months each (for a total of 12 months), subject to paying additional fees and the absence of any default.

The Company expects to use borrowings under the new facility for general business purposes, including the acquisition of experiential properties consistent with its current strategy. In connection with receiving the commitments for the new facility, and in furtherance of the Company's strategy to obtain investment grade ratings on its senior long-term unsecured debt, the Company repaid its $400.0 million term loan facility using cash on hand. Immediately subsequent to this repayment, the Company had in excess of $130.0 million of cash on hand and nothing borrowed on its existing $1.0 billion senior unsecured revolving credit facility. Completion of the new facility is subject to lender review and approval of definitive documentation.

“As our customers continue to ramp-up operations and recognize strong results, we believe the investment pipeline for experiential real estate will continue to strengthen,” stated Greg Silvers, President and CEO of EPR Properties. “We believe our two-pronged strategy of extending our $1.0 billion revolving credit facility and building toward investment grade ratings for our long-term unsecured debt will position us well as we pursue growth opportunities in the quarters ahead.”

About EPR Properties

EPR Properties is the leading diversified experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues which create value by facilitating out-of-home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have nearly $6.5 billion in total investments across 44 states. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage and the potential for stable and attractive returns. Further information is available at www.eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to the Company's expected entry into a new credit facility, the expected terms of the new credit facility and the expected use of proceeds under the new credit facility. The forward-looking statements presented herein are based on the Company's current expectations and there can be no assurances that the Company will be able to enter into the new facility on the terms discussed in this press release. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

EPR Properties
Brian Moriarty, 888-EPR-REIT
www.eprkc.com